Exhibit 99.1

Kiromic BioPharma Announces Reverse Stock Split

HOUSTON (March 10, 2023) – Kiromic BioPharma, Inc. (NASDAQ: KRBP) (“Kiromic” or the “Company”), a clinical-stage fully-integrated biotherapeutics company using its proprietary DIAMOND® artificial intelligence and data mining platform to develop cell therapies with a focus on immune-oncology, announces that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-30 effective as of 4:01 p.m. Eastern Time today, March 10, 2023. Kiromic common stock will begin trading on a split-adjusted basis when the market opens on March 13, 2023 under the existing trading symbol KRBP. As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 497634204. The reverse stock split was previously approved by Kiromic stockholders at the Special Meeting of Stockholders held on March 7, 2023, with the final ratio determined by the Company’s Board of Directors.

Upon effectiveness of the reverse stock split, every 30 shares of Kiromic common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. Outstanding equity-based awards and other outstanding equity rights will be proportionately adjusted. No fractional shares will be issued as a result of the reverse stock split. Immediately after the reverse stock split becomes effective, the Company will have approximately 966,758 shares of common stock issued and outstanding. Stockholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement.

“In addition to regaining compliance with Nasdaq’s continued-listing requirements, our shareholder-approved reverse stock split may make our stock more attractive to institutional investors and other members of the investing public, thereby providing for a stronger and more diverse investor base,” commented Pietro Bersani, Chief Executive Officer of Kiromic.

Additional information concerning the reverse stock split can be found in Kiromic’s definitive proxy statement filed with the Securities and Exchange Commission on January 25, 2023.

About Kiromic BioPharma

Kiromic BioPharma, Inc. is a clinical-stage, fully integrated biotherapeutics company using its proprietary DIAMOND® artificial intelligence (AI) 2.0 target discovery engine to detect, develop, and commercialize cell therapies with a therapeutic focus on immuno-oncology. Kiromic is developing a multi-indication allogeneic cell therapy platform that exploits the natural potency of Gamma Delta T-cells to target solid cancers. Kiromic’s DIAMOND® AI is where data science meets target identification to dramatically compress the years and hundreds of millions of dollars required to develop a live drug. The Company maintains offices in Houston, Texas. To learn more, visit www.kiromic.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Kiromic makes such forward-looking statements pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding: Kiromic’s ability to achieve its objectives and Kiromic’s financing strategy and availability of funds. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and as detailed from time to time in our other SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Contacts:

Kiromic BioPharma

Linda Phelan Dyson, MPH

Global Head, Corporate Communications

ldyson@kiromic.com
281-468-7683

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

212-201-6614

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